EXHIBIT 99.1

Home BancShares, Inc. Announces Third Quarter Earnings

CONWAY, Ark., Oct. 19, 2017 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a quarterly profit of $14.8 million for the third quarter of 2017 compared to $43.6 million, for the same quarter in 2016.  Diluted earnings per share for the third quarter of 2017 was $0.10 per share compared to $0.31 per share for the same period in 2016.

The Company’s third quarter earnings were significantly impacted by Hurricane Irma which made initial landfall in the Florida Keys and a second landfall just south of Naples, Florida, as a Category 4 hurricane on September 10, 2017. While the total impact of this hurricane on Home BancShares’s financial condition and results of operation may not be known for some time, the Company has included in third quarter earnings, certain charges, including the establishment of reserves, related to the hurricane.  Based on initial assessments of the potential credit impact and damage, the Company has accrued $33.4 million of pre-tax hurricane expenses.  The $33.4 million of hurricane expenses include the following items: $32.9 million to establish a storm-related provision for loan losses and a $556,000 charge related to direct expenses incurred through September 30, 2017.

Excluding the previously mentioned impact of Hurricane Irma and the $18.2 million of merger expenses associated with the Stonegate acquisition, third quarter 2017 after-tax non-fundamental earnings were $46.4 million, an increase of 1.1%, from third quarter 2016 after-tax non-fundamental earnings.

“We are pleased with the successful completion of our substantial acquisition of Stonegate Bank during the third quarter of 2017,” said John Allison, Chairman.  “Throughout the remainder of the year, we will remain extremely focused on gaining efficiencies from our merger, while strategically investing for growth and building a quality franchise. Despite the challenges that came with the recent hurricane and completing a major acquisition, we achieved diluted earnings per share excluding merger and hurricane expenses of $0.32 per share for the third quarter of 2017.”

“A significant portion of Home BancShares’s South Florida market area and customer base have been adversely impacted by Hurricane Irma,” stated Tracy French, Centennial Bank President and Chief Executive Officer.  “Our sincere sympathy goes out to all affected by this storm.  Home BancShares has been deeply impacted by the storm with many of our customers and employees losing homes and several of our banking facilities damaged or destroyed.  Immediately after the storms passed, we secured our people and their families, ensured a safe working environment for our associates and focused our entire organization on serving our customers’ needs.  Home BancShares is working diligently to assist our customers and communities in the rebuilding process.  We are proud of our associates in the outstanding teamwork and care they have shown during this challenging time.”

Randy Sims, President and CEO of Home BancShares, remarked, “The actions the Company has demonstrated so far this year, especially surrounding the recent hurricane, reflect critical elements of our mission statement and community banking philosophy: a strong sense of community, exceptional customer service, shareholder focus, and high performing growth.”

Operating Highlights

Accretion yield decreased approximately $1.3 million from $8.5 million for the second quarter of 2017 to $7.2 million for third quarter of 2017.  Each quarter we perform credit impairment tests on the loans acquired in our acquisitions.  During our third quarter 2017 impairment testing, several pools were determined to have a material projected credit improvement.  This projected credit improvement offset by the expected decline in accretion income from the maturing and reduction of pay-offs in the acquired loan portfolios, resulted in a net decline of recognized accretion income when compared to the second quarter of 2017.  The net decline of recognized accretion income when compared to the second quarter of 2017 is primarily due to pay-off accretion decreasing from $2.6 million to $1.7 million.

Net interest margin, on a fully taxable equivalent basis, was 4.40% for the quarter just ended compared to 4.86% for the same quarter in 2016 and compared to 4.50% for the second quarter of 2017.  The net interest margin, excluding accretion yield, decreased when comparing the second quarter of 2017 to the third quarter of 2017 at 4.11% and 4.07%, respectively.  The decrease in net interest margin is primarily the result of reduced net interest income.

During the third quarter of 2017, the Company recorded a provision for loan loss of $35.0 million compared to $5.5 million in the third quarter of 2016.  Of the $35.0 million provision for loan loss, $32.9 million is from the previously mentioned storm-related provision for loan losses.

The Company reported $21.5 million of non-interest income for the third quarter of 2017, compared to $22.0 million for the third quarter of 2016.  The most important components of the third quarter non-interest income were $8.5 million from other service charges and fees, $6.4 million from service charges on deposits accounts, $3.2 million from mortgage lending income, $1.9 million from other income and $1.3 million loss on branches, equipment, and other assets, net.

Non-interest expense for the third quarter of 2017 was $70.8 million compared to $51.0 million for the third quarter of 2016.  Non-interest expense excluding merger expenses and FDIC loss share buy-out expense for the third quarter of 2017 was $52.6 million compared to $47.2 million for the third quarter of 2016, an increase of $5.4 million.  This increase excluding merger expenses and FDIC loss share buy-out expense is primarily the result of an increase in the costs associated with asset growth from the acquisitions in the first quarter of 2017 combined with approximately $1.1 million of growth in non-interest expense related to the Centennial Commercial Finance Group (“Centennial CFG”) and $556,000 of hurricane damage expense when compared to the third quarter of 2016.  For the third quarter of 2017, our core efficiency ratio was 39.12% which has increased from the 36.51% reported for third quarter of 2016.

Financial Condition

Total loans receivable were $10.29 billion at September 30, 2017 compared to $7.39 billion at December 31, 2016.  Total deposits were $10.45 billion at September 30, 2017 compared to $6.94 billion at December 31, 2016.  Total assets were $14.26 billion at September 30, 2017 compared to $9.81 billion at December 31, 2016.

During the first nine months of 2017, the Company acquired $2.82 billion of loans, net of purchase accounting discounts. From December 31, 2016 to September 30, 2017, the Company produced approximately $73.8 million of organic loan growth.  Centennial CFG produced $113.7 million of net organic loan growth during the first nine months of 2017 while the legacy footprint experienced significant net payoffs during the first nine months of 2017, resulting in a decline of $39.9 million.

During the third quarter of 2017, the Company acquired $2.37 billion of loans, net of purchase accounting discounts.  From June 30, 2017 to September 30, 2017, the Company experienced organic growth in loans receivable of approximately $73.2 million.  During the third quarter of 2017, Centennial CFG produced $73.4 million of organic loan growth, while the legacy footprint remained relatively unchanged.  Centennial CFG had loans of $1.22 billion at September 30, 2017.

Non-performing loans at September 30, 2017 were $24.3 million, $39.6 million, $83,000 and zero in the Arkansas, Florida, Alabama and Centennial CFG markets, respectively, for a total of $64.0 million.  Non-performing loans as a percent of total loans were 0.62% as of September 30, 2017 compared to 0.85% as of December 31, 2016.  Non-performing assets at September 30, 2017 were $36.4 million, $48.6 million, $724,000 and zero in the Arkansas, Florida and Alabama and Centennial CFG markets, respectively, for a total of $85.7 million.  Non-performing assets as a percent of total assets were 0.60% as of September 30, 2017 compared to 0.81% as of December 31, 2016.

The Company’s allowance for loan losses was $111.6 million at September 30, 2017, or 1.09% of total loans, compared to $80.0 million, or 1.08% of total loans, at December 31, 2016.  This increase is primarily the result of the $32.9 million storm-related provision for loan loss recorded during the third quarter of 2017 offset by acquiring $2.82 billion of loans during 2017 which do not have an associated allowance for loan losses as a result of purchase accounting.  As of September 30, 2017 and December 31, 2016, the Company’s allowance for loan losses was 174% and 127% of its total non-performing loans, respectively.

During the third quarter of 2017, the Company acquired $2.53 billion of deposits, net of purchase accounting discounts.  From June 30, 2017 to September 30, 2017, the Company experienced organic growth in deposits of approximately $155.7 million.

Stockholders’ equity was $2.21 billion at September 30, 2017 compared to $1.33 billion at December 31, 2016, an increase of $879.2 million.  The increase in stockholders’ equity is primarily associated with the $77.5 million and $742.3 million of common stock issued to the GHI and Stonegate shareholders, respectively, plus the $70.5 million increase in retained earnings combined with $3.5 million of comprehensive income offset by the repurchase of $19.5 million of our common stock during the first nine months of 2017.  The annualized improvement in stockholders’ equity for the first nine months of 2017 excluding the $819.8 million of common stock issued to both the GHI and Stonegate shareholders was 6.0%.  Book value per common share was $12.71 at September 30, 2017 compared to $9.45 at December 31, 2016 for an annualized increase of 46.1%.  Tangible book value per common share was $7.06 at September 30, 2017 compared to $6.63 at December 31, 2016 for an annualized increase of 8.7%.

Due to the short time period between the completion of the Stonegate acquisition and September 30, 2017, the purchase price allocation and certain fair value measurements remain preliminary.  The Company will continue to review the estimated fair values of loans, deposits, property and equipment, intangible assets, and other assets and liabilities, and to evaluate the assumed tax positions and contingencies.

Branches

During the fourth quarter of 2017, the Company has plans to close a branch location in Daphne, Alabama.  The Company currently has 76 branches in Arkansas, 89 branches in Florida, 6 branches in Alabama and one branch in New York City.  As a result of Hurricane Irma, our Naples, Florida branch location will remain closed until further notice.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, October 19, 2017.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10112266.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10112266, which will be available until October 26, 2017 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures, including earnings excluding non-fundamental items, return on average assets excluding intangible amortization, return on average assets excluding non-fundamental items, return on average common equity excluding intangible amortization, core efficiency ratio, non-GAAP net interest margin, tangible book value per common share, and the tangible common equity to tangible assets ratio, to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant non-fundamental items or non-recurring transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following: the effects of future local, regional, national and international economic conditions, including inflation or a decrease in commercial real estate and residential housing values; changes in the level of nonperforming assets and charge-offs, and credit risk generally; the risks of changes in interest rates or the level and composition of deposits, loan demand and the values of loan collateral, securities and interest-sensitive assets and liabilities; the effect of any mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including our ability to successfully integrate any businesses that we acquire; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; the possibility that an acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the reaction to a proposed acquisition transaction of the respective companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the ability to enter into and/or close additional acquisitions; the availability of and access to capital on terms acceptable to us; increased regulatory requirements and supervision that will apply as a result of our exceeding $10 billion in total assets; legislation and regulation affecting the financial services industry as a whole, and the Company and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act; governmental monetary and fiscal policies, as well as legislative and regulatory changes, including as a result of initiatives of the newly elected administration of President Donald J. Trump; the effects of terrorism and efforts to combat it; political instability; the ability to keep pace with technological changes, including changes regarding cybersecurity; an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our bank subsidiary or our customers; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with competitors offering banking products and services by mail, telephone and the Internet; the effect of changes in accounting policies and practices and auditing requirements, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; higher defaults on our loan portfolio than we expect; and the failure of assumptions underlying the establishment of our allowance for loan losses or changes in our estimate of the adequacy of the allowance for loan losses.  Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd
Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(In thousands)	2017	2017	2017	2016	2016

ASSETS

Cash and due from banks	$197,953	$147,041	$163,662	$123,758	$123,126
Interest-bearing deposits with other banks	354,367	313,447	253,427	92,891	173,034
Cash and cash equivalents	552,320	460,488	417,089	216,649	296,160
Federal funds sold	4,545	-	1,700	1,550	1,850
Investment securities - available-for-sale	1,575,685	1,400,431	1,250,590	1,072,920	1,233,269
Investment securities - held-to-maturity	234,945	254,161	276,599	284,176	275,544
Loans receivable	10,286,193	7,834,475	7,849,645	7,387,699	7,112,291
Allowance for loan losses	(111,620)	(80,138)	(80,311)	(80,002)	(76,370)
Loans receivable, net	10,174,573	7,754,337	7,769,334	7,307,697	7,035,921
Bank premises and equipment, net	239,990	207,071	212,813	205,301	208,137
Foreclosed assets held for sale	21,701	18,789	17,315	15,951	17,053
Cash value of life insurance	146,158	97,684	97,223	86,491	86,230
Accrued interest receivable	41,071	32,445	32,413	30,838	29,398
Deferred tax asset, net	121,787	68,368	67,063	61,298	56,435
Goodwill	929,129	420,941	420,941	377,983	377,983
Core deposit and other intangibles	50,982	21,019	21,885	18,311	19,073
Other assets	163,081	136,494	132,503	129,300	127,185
Total assets	$14,255,967	$10,872,228	$10,717,468	$9,808,465	$9,764,238

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,555,465	$1,957,677	$1,862,996	$1,695,184	$1,717,467
Savings and interest-bearing transaction accounts	6,341,883	4,335,456	4,274,194	3,963,241	3,792,229
Time deposits	1,551,422	1,474,255	1,430,017	1,284,002	1,330,597
Total deposits	10,448,770	7,767,388	7,567,207	6,942,427	6,840,293
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	149,531	133,741	123,793	121,290	109,350
FHLB and other borrowed funds	1,044,333	1,099,478	1,455,040	1,305,198	1,420,369
Accrued interest payable and other liabilities	38,782	37,751	69,125	51,234	37,382
Subordinated debentures	367,835	357,838	60,735	60,826	60,826
Total liabilities	12,049,251	9,396,196	9,275,900	8,480,975	8,468,220

Stockholders' equity
Common stock	1,737	1,431	1,434	1,405	1,405
Capital surplus	1,674,642	940,821	948,982	869,737	866,310
Retained earnings	526,448	527,338	490,142	455,948	419,999
Accumulated other comprehensive income	3,889	6,442	1,010	400	8,304
Total stockholders' equity	2,206,716	1,476,032	1,441,568	1,327,490	1,296,018
Total liabilities and stockholders' equity	$14,255,967	$10,872,228	$10,717,468	$9,808,465	$9,764,238

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(In thousands)	2017	2017	2017	2016	2016	2017	2016

Interest income
Loans	$113,269	$112,732	$105,762	$103,113	$102,953	$331,763	$300,281
Investment securities
Taxable	7,071	6,434	5,478	5,068	5,583	18,983	16,178
Tax-exempt	3,032	2,966	2,944	3,059	2,720	8,942	8,358
Deposits - other banks	538	727	308	146	117	1,573	325
Federal funds sold	3	4	2	2	2	9	7

Total interest income	123,913	122,863	114,494	111,388	111,375	361,270	325,149

Interest expense
Interest on deposits	8,535	6,810	5,486	4,398	4,040	20,831	11,528
Federal funds purchased	-	-	-	-	-	-	2
FHLB borrowed funds	3,408	3,710	3,589	3,201	3,139	10,707	9,283
Securities sold under agreements to repurchase	232	196	165	153	142	593	421
Subordinated debentures	4,969	4,795	439	429	401	10,203	1,164

Total interest expense	17,144	15,511	9,679	8,181	7,722	42,334	22,398

Net interest income	106,769	107,352	104,815	103,207	103,653	318,936	302,751
Provision for loan losses	35,023	387	3,914	1,703	5,536	39,324	16,905
Net interest income after
provision for loan losses	71,746	106,965	100,901	101,504	98,117	279,612	285,846

Non-interest income
Service charges on deposit accounts	6,408	5,966	5,982	6,442	6,527	18,356	18,607
Other service charges and fees	8,490	8,576	8,917	7,611	7,504	25,983	22,589
Trust fees	365	309	456	329	365	1,130	1,128
Mortgage lending income	3,172	3,750	2,791	4,123	3,932	9,713	10,276
Insurance commissions	472	465	545	488	534	1,482	1,808
Increase in cash value of life insurance	478	463	310	320	344	1,251	1,092
Dividends from FHLB, FRB, Bankers' Bank & other	834	472	1,149	944	808	2,455	2,147
Gain on acquisitions	-	-	3,807	-	-	3,807	-
Gain (loss) on SBA loans	163	387	188	645	364	738	443
Gain (loss) on branches, equipment and other assets, net	(1,337)	431	(56)	(1)	(86)	(962)	701
Gain (loss) on OREO, net	335	393	121	159	132	849	(713)
Gain (loss) on securities, net	136	380	423	644	-	939	25
FDIC indemnification accretion/(amortization), net	-	-	-	-	-	-	(772)
Other income	1,941	2,825	1,837	2,124	1,590	6,603	5,892

Total non-interest income	21,457	24,417	26,470	23,828	22,014	72,344	63,223

Non-interest expense
Salaries and employee benefits	28,510	28,034	27,421	26,944	25,623	83,965	75,018
Occupancy and equipment	7,887	7,034	6,681	6,281	6,668	21,602	19,848
Data processing expense	2,853	2,863	2,723	2,278	2,791	8,439	8,221
Other operating expenses	31,596	13,072	18,316	11,991	15,944	62,984	41,174

Total non-interest expense	70,846	51,003	55,141	47,494	51,026	176,990	144,261

Income before income taxes	22,357	80,379	72,230	77,838	69,105	174,966	204,808
Income tax expense	7,536	30,282	25,374	29,248	25,485	63,192	76,252
Net income	$14,821	$50,097	$46,856	$48,590	$43,620	$111,774	$128,556

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
(Dollars and shares in thousands, except per share data)	2017	2017	2017	2016	2016	2017	2016

PER SHARE DATA

Diluted earnings per common share	$0.10	$0.35	$0.33	$0.35	$0.31	$0.78	$0.91
Diluted earnings per common share excluding gain on acquisitions, merger expenses, reduced provision for loan losses as a result of a significant loan recovery & FDIC loss share buy-out expense (non-GAAP)(1)	0.32	0.35	0.33	0.33	0.33	1.00	0.93
Basic earnings per common share	0.10	0.35	0.33	0.35	0.31	0.78	0.92
Dividends per share - common	0.1100	0.0900	0.0900	0.0900	0.0900	0.2900	0.2525
Book value per common share	12.71	10.32	10.05	9.45	9.22	12.71	9.22
Tangible book value per common share (non-GAAP)(1)	7.06	7.23	6.96	6.63	6.40	7.06	6.40

STOCK INFORMATION

Average common shares outstanding	144,238	143,282	141,785	140,465	140,436	143,111	140,403
Average diluted shares outstanding	144,987	144,116	142,492	140,781	140,703	143,839	140,685
End of period common shares outstanding	173,666	143,071	143,442	140,472	140,490	173,666	140,490

ANNUALIZED PERFORMANCE METRICS

Return on average assets	0.54%	1.86%	1.86%	1.98%	1.81%	1.41%	1.81%
Return on average assets excluding merger expenses, gain on acquisitions, reduced provision for loan losses as a result of a significant loan recovery, loss on FDIC loss share buyout and hurricane expenses (non-GAAP)(1)	1.70%	1.88%	1.88%	1.88%	1.90%	1.82%	1.84%
Return on average assets excluding intangible amortization (non-GAAP)(1)	0.59%	1.96%	1.96%	2.08%	1.91%	1.49%	1.91%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, gain on acquisitions, reduced provision for loan losses as a result of a significant loan recovery, loss on FDIC loss share buyout and income taxes (Core ROA) (non-GAAP)(1)	2.94%	3.19%	3.31%	3.23%	3.43%	3.14%	3.35%
Return on average common equity	3.88%	13.83%	13.85%	14.79%	13.62%	10.33%	13.83%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	5.80%	20.09%	20.08%	21.45%	20.01%	15.06%	20.59%
Efficiency ratio	53.77%	37.48%	40.76%	36.19%	39.41%	43.92%	38.16%
Core efficiency ratio (non-GAAP)(1)	39.12%	37.29%	36.96%	35.97%	36.51%	37.79%	36.75%
Net interest margin - FTE	4.40%	4.50%	4.70%	4.75%	4.86%	4.53%	4.83%
Fully taxable equivalent adjustment	$1,846	$2,016	$2,011	$2,108	$1,869	$5,873	$5,816
Total revenue	145,370	147,280	140,964	135,216	133,389	433,614	388,372

OTHER OPERATING EXPENSES

Advertising	$795	$812	$698	$910	$866	$2,305	$2,422
Merger and acquisition expenses	18,227	789	6,727	433	-	25,743	-
FDIC loss share buy-out expense	-	-	-	-	3,849	-	3,849
Amortization of intangibles	906	866	804	762	762	2,576	2,370
Electronic banking expense	1,712	1,654	1,519	1,621	1,428	4,885	4,121
Directors' fees	309	324	313	294	292	946	856
Due from bank service charges	472	456	420	393	319	1,348	961
FDIC and state assessment	1,293	1,182	1,288	1,097	1,502	3,763	4,394
Insurance	577	543	578	563	553	1,698	1,630
Legal and accounting	698	474	627	442	583	1,799	1,764
Other professional fees	1,436	1,233	1,153	943	1,137	3,822	3,106
Operating supplies	432	477	467	466	437	1,376	1,292
Postage	280	295	286	269	269	861	815
Telephone	305	398	324	360	449	1,027	1,391
Other expense	4,154	3,569	3,112	3,438	3,498	10,835	12,203

Total other operating expenses	$31,596	$13,072	$18,316	$11,991	$15,944	$62,984	$41,174

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2017	2017	2017	2016	2016

BALANCE SHEET RATIOS

Total loans to total deposits	98.44%	100.86%	103.73%	106.41%	103.98%
Common equity to assets	15.48%	13.58%	13.45%	13.53%	13.27%
Tangible common equity to tangible assets (non-GAAP)(1)	9.24%	9.91%	9.72%	9.89%	9.60%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,532,402	$3,368,663	$3,462,773	$3,153,121	$2,954,618
Construction/land development	1,648,923	1,315,309	1,217,519	1,135,843	1,065,204
Agricultural	88,295	78,260	79,940	77,736	77,556
Residential real estate loans
Residential 1-4 family	1,968,688	1,513,888	1,493,133	1,356,136	1,264,384
Multifamily residential	497,910	398,781	404,815	340,926	328,089
Total real estate	8,736,218	6,674,901	6,658,180	6,063,762	5,689,851
Consumer	51,515	38,424	41,893	41,745	42,487
Commercial and industrial	1,296,485	994,827	1,013,403	1,123,213	1,225,043
Agricultural	57,489	69,697	69,307	74,673	73,413
Other	144,486	56,626	66,862	84,306	81,497
Loans receivable	$10,286,193	$7,834,475	$7,849,645	$7,387,699	$7,112,291

Discount for credit losses on purchased loans	$158,001	$95,627	$104,464	$100,148	$108,017
Purchased loans, net of discount for credit losses on purchased loans	3,653,079	1,355,922	1,375,210	1,125,599	1,368,305

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$80,138	$80,311	$80,002	$76,370	$74,341
Loans charged off	4,424	1,405	4,706	4,836	4,351
Recoveries of loans previously charged off	883	845	1,101	6,765	844
Net loans (recovered)/charged off	3,541	560	3,605	(1,929)	3,507
Provision for loan losses	35,023	387	3,914	1,703	5,536
Balance, end of period	$111,620	$80,138	$80,311	$80,002	$76,370

Net (recoveries) charge-offs to average total loans	0.18%	0.03%	0.19%	-0.11%	0.20%
Allowance for loan losses to total loans	1.09%	1.02%	1.02%	1.08%	1.07%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$34,794	$32,426	$43,810	$47,182	$39,353
Loans past due 90 days or more	29,183	14,442	15,388	15,942	20,737
Total non-performing loans	63,977	46,868	59,198	63,124	60,090
Other non-performing assets
Foreclosed assets held for sale, net	21,701	18,789	17,315	15,951	17,053
Other non-performing assets	3	3	3	3	-
Total other non-performing assets	21,704	18,792	17,318	15,954	17,053
Total non-performing assets	$85,681	$65,660	$76,516	$79,078	$77,143

Allowance for loan losses for loans to non-performing loans	174.47%	170.99%	135.67%	126.74%	127.09%
Non-performing loans to total loans	0.62%	0.60%	0.75%	0.85%	0.84%
Non-performing assets to total assets	0.60%	0.60%	0.71%	0.81%	0.79%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2017			June 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$180,368	$538	1.18%	$303,997	$727	0.96%
Federal funds sold	878	3	1.36%	1,427	4	1.12%
Investment securities - taxable	1,326,117	7,071	2.12%	1,256,202	6,434	2.05%
Investment securities - non-taxable - FTE	348,920	4,908	5.58%	346,708	4,812	5.57%
Loans receivable - FTE	7,938,716	113,239	5.66%	7,829,615	112,902	5.78%
Total interest-earning assets	9,794,999	125,759	5.09%	9,737,949	124,879	5.14%
Non-earning assets	1,058,560			1,055,821
Total assets	$10,853,559			$10,793,770

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,512,785	$5,755	0.51%	$4,292,389	$4,313	0.40%
Time deposits	1,444,662	2,780	0.76%	1,443,228	2,497	0.69%
Total interest-bearing deposits	5,957,447	8,535	0.57%	5,735,617	6,810	0.48%
Federal funds purchased	-	-	0.00%	-	-	0.00%
Securities sold under agreement to repurchase	135,855	232	0.68%	128,661	196	0.61%
FHLB borrowed funds	920,754	3,408	1.47%	1,177,510	3,710	1.26%
Subordinated debentures	358,347	4,969	5.50%	351,659	4,795	5.47%
Total interest-bearing liabilities	7,372,403	17,144	0.92%	7,393,447	15,511	0.84%
Non-interest bearing liabilities
Non-interest bearing deposits	1,924,933			1,899,865
Other liabilities	42,394			47,359
Total liabilities	9,339,730			9,340,671
Shareholders' equity	1,513,829			1,453,099
Total liabilities and shareholders' equity	$10,853,559			$10,793,770
Net interest spread			4.17%			4.30%
Net interest income and margin - FTE		$108,615	4.40%		$109,368	4.50%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2017			September 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$218,324	$1,573	0.96%	$110,893	$325	0.39%
Federal funds sold	1,161	9	1.04%	1,895	7	0.49%
Investment securities - taxable	1,231,619	18,983	2.06%	1,174,998	16,178	1.84%
Investment securities - non-taxable - FTE	347,578	14,506	5.58%	333,336	13,616	5.46%
Loans receivable - FTE	7,785,925	332,072	5.70%	6,909,240	300,839	5.82%
Total interest-earning assets	9,584,607	367,143	5.12%	8,530,362	330,965	5.18%
Non-earning assets	1,033,310			968,553
Total assets	$10,617,917			$9,498,915

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,316,032	$13,445	0.42%	$3,664,401	$6,426	0.23%
Time deposits	1,415,383	7,386	0.70%	1,382,657	5,102	0.49%
Total interest-bearing deposits	5,731,415	20,831	0.49%	5,047,058	11,528	0.31%
Federal funds purchased	-	-	0.00%	312	2	0.86%
Securities sold under agreement to repurchase	129,580	593	0.61%	120,966	421	0.46%
FHLB borrowed funds	1,155,503	10,707	1.24%	1,376,145	9,283	0.90%
Subordinated debentures	258,032	10,203	5.29%	60,826	1,164	2.56%
Total interest-bearing liabilities	7,274,530	42,334	0.78%	6,605,307	22,398	0.45%
Non-interest bearing liabilities
Non-interest bearing deposits	1,847,843			1,596,603
Other liabilities	48,804			55,411
Total liabilities	9,171,177			8,257,321
Shareholders' equity	1,446,740			1,241,594
Total liabilities and shareholders' equity	$10,617,917			$9,498,915
Net interest spread			4.34%			4.73%
Net interest income and margin - FTE		$324,809	4.53%		$308,567	4.83%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2017	2017	2017	2016	2016	2017	2016

EARNINGS EXCLUDING NON-FUNDAMENTAL ITEMS

GAAP net income available to common shareholders (A)	$14,821	$50,097	$46,856	$48,590	$43,620	$111,774	$128,556
Non-fundamental items
Gain on acquisitions	-	-	(3,807)	-	-	(3,807)	-
Merger and acquisition expenses	18,227	789	6,727	433	-	25,743	-
FDIC loss share buy-out expense	-	-	-	-	3,849	-	3,849
Reduced provision for loan losses as a result of a significant loan recovery	-	-		(4,457)	-	-	-
Hurricane expenses(2)	33,445	-	-	-	-	33,445	-
Total non-fundamental items	51,672	789	2,920	(4,024)	3,849	55,381	3,849
Tax-effect of non-fundamental items(3)	20,045	199	2,382	(1,578)	1,510	22,626	1,510
Non-fundamental items after-tax (B)	31,627	590	538	(2,446)	2,339	32,755	2,339
Earnings excluding non-fundamental items (C)	$46,448	$50,687	$47,394	$46,144	$45,959	$144,529	$130,895

Average diluted shares outstanding (D)	144,987	144,116	142,492	140,781	140,703	143,839	140,685

GAAP diluted earnings per share: A/D	$0.10	$0.35	$0.33	$0.35	$0.31	$0.78	$0.91
Non-fundamental items after-tax: B/D	0.22	-	-	(0.02)	0.02	0.22	0.02
Diluted earnings per common share excluding gain on acquisitions, merger expenses, reduced provision for loan losses as a result of a significant loan recovery, FDIC loss share buy-out expense & hurricane expenses: C/D	$0.32	$0.35	$0.33	$0.33	$0.33	$1.00	$0.93

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: A/H	0.54%	1.86%	1.86%	1.98%	1.81%	1.41%	1.81%
Return on average assets excluding merger expenses, gain on acquisitions, reduced provision for loan losses as a result of a significant loan recovery, loss on FDIC loss share buyout and hurricane expenses: (A+F)/H	1.70%	1.88%	1.88%	1.88%	1.90%	1.82%	1.84%
Return on average assets excluding intangible amortization: (A+C)/(H-I)	0.59%	1.96%	1.96%	2.08%	1.91%	1.49%	1.91%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, gain on acquisitions, reduced provision for loan losses as a result of a significant loan recovery, loss on FDIC loss share buyout, hurricane expenses and income taxes (Core ROA): (A+B+D+E+G)/(H-I)	2.94%	3.19%	3.31%	3.23%	3.43%	3.14%	3.35%

GAAP net income available to common shareholders (A)	$14,821	$50,097	$46,856	$48,590	$43,620	$111,774	$128,556
Amortization of intangibles (B)	906	866	804	762	762	2,576	2,370
Amortization of intangibles after-tax (C)	551	526	489	463	463	1,566	1,440
Provision for loan losses excluding hurricane provision (D)	2,134	387	3,914	1,703	5,536	6,435	16,905
Total non-fundamental items (E)	51,672	789	2,920	(4,024)	3,849	55,381	3,849
Non-fundamental items after-tax (F)	31,627	590	538	(2,446)	2,339	32,755	2,339
Income tax expense (G)	7,536	30,282	25,374	29,248	25,485	63,192	76,252
Average assets (H)	10,853,559	10,793,770	10,198,844	9,777,148	9,602,363	10,617,917	9,498,915
Average goodwill, core deposits & other intangible assets (I)	462,799	442,380	415,699	396,662	397,429	440,465	398,195

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: A/C	3.88%	13.83%	13.85%	14.79%	13.62%	10.33%	13.83%
Return on average tangible common equity excluding intangible amortization: (A+B)/(C-D)	5.80%	20.09%	20.08%	21.45%	20.01%	15.06%	20.59%

GAAP net income available to common shareholders (A)	$14,821	$50,097	$46,856	$48,590	$43,620	$111,774	$128,556
Amortization of intangibles after-tax (B)	551	526	489	463	463	1,566	1,440
Average common equity (C)	1,513,829	1,453,099	1,371,730	1,306,571	1,274,077	1,446,740	1,241,594
Average goodwill, core deposits & other intangible assets (D)	462,799	442,380	415,699	396,662	397,429	440,465	398,195

(2) Hurricane expenses includes $32,889 of provision for loan losses and $556 of damage expense related to Hurricane Irma.
(3) Effective tax rate of 39.225%, adjusted for non-taxable gain on acquisition and non-deductible merger-related costs.

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2017	2017	2017	2016	2016	2017	2016

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	53.77%	37.48%	40.76%	36.19%	39.41%	43.92%	38.16%
Core efficiency ratio: ((C-E-G)/(A+B+D-F))	39.12%	37.29%	36.96%	35.97%	36.51%	37.79%	36.75%

Net interest income (A)	$106,769	$107,352	$104,815	$103,207	$103,653	$318,936	$302,751
Non-interest income (B)	21,457	24,417	26,470	23,828	22,014	72,344	63,223
Non-interest expense (C)	70,846	51,003	55,141	47,494	51,026	176,990	144,261
Fully taxable equivalent adjustment (D)	1,846	2,016	2,011	2,108	1,869	5,873	5,816
Amortization of intangibles (E)	906	866	804	762	762	2,576	2,370

Non-fundamental items:
Non-interest income:
Gain on acquisition	$-	$-	$3,807	$-	$-	$3,807	$-
Gain (loss) on OREO	335	393	121	159	132	849	(713)
Gain (loss) on SBA loans	163	387	188	645	364	738	443
Gain (loss) on branches, equipment and other assets, net	(1,337)	431	(56)	(1)	(86)	(962)	701
Gain (loss) on securities	136	380	423	644	-	939	25
Recoveries on historic losses	-	-	-	-	-	-	925
Total non-fundamental non-interest income (F)	$(703)	$1,591	$4,483	$1,447	$410	$5,371	$1,381

Non-interest expense:
Merger Expenses	$18,227	$789	$6,727	$433	$-	$25,743	$-
FDIC loss share buy-out	-	-	-	-	3,849	-	3,849
Hurricane damage expense	556	-	-	-	-	556	-
Vacant properties write-downs	-	47	-	369	-	47	1,914
Total non-fundamental non-interest expense (G)	$18,783	$836	$6,727	$802	$3,849	$26,346	$5,763

ANNUALIZED NET INTEREST MARGIN

Net interest margin: A/C	4.40%	4.50%	4.70%	4.75%	4.86%	4.53%	4.83%
Net interest margin (non-GAAP): B/D	4.07%	4.11%	4.32%	4.31%	4.25%	4.16%	4.24%

Net interest income - FTE (A)	$108,615	$109,368	$106,826	$105,315	$105,522	$324,809	$308,567
Total purchase accounting accretion	7,174	8,497	7,652	8,659	11,937	23,319	33,684
Net interest income - FTE (non-GAAP) (B)	$101,441	$100,871	$99,174	$96,656	$93,585	$301,490	$274,883

Average interest-earning assets (C)	$9,794,999	$9,737,949	$9,214,498	$8,824,468	$8,646,026	$9,584,607	$8,530,362
Average purchase accounting loan discounts	97,978	104,384	102,906	104,783	115,766	97,158	131,506
Average interest-earning assets (non-GAAP) (D)	$9,892,977	$9,842,333	$9,317,404	$8,929,251	$8,761,792	$9,681,765	$8,661,868

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
(Dollars in thousands)	2017	2017	2017	2016	2016

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: A/B	$12.71	$10.32	$10.05	$9.45	$9.22
Tangible book value per common share: (A-C-D)/B	7.06	7.23	6.96	6.63	6.40

Total stockholders' equity (A)	$2,206,716	$1,476,032	$1,441,568	$1,327,490	$1,296,018
End of period common shares outstanding (B)	173,666	143,071	143,442	140,472	140,490
Goodwill (C)	$929,129	$420,941	$420,941	$377,983	$377,983
Core deposit and other intangibles (D)	50,982	21,019	21,885	18,311	19,073

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: B/A	15.48%	13.58%	13.45%	13.53%	13.27%
Tangible common equity to tangible assets: (B-C-D)/(A-C-D)	9.24%	9.91%	9.72%	9.89%	9.60%

Total assets (A)	$14,255,967	$10,872,228	$10,717,468	$9,808,465	$9,764,238
Total stockholders' equity (B)	2,206,716	1,476,032	1,441,568	1,327,490	1,296,018
Goodwill (C)	929,129	420,941	420,941	377,983	377,983
Core deposit and other intangibles (D)	50,982	21,019	21,885	18,311	19,073